EXHIBIT  10.11
                                 LOAN AGREEMENT

This Loan Agreement, dated this 31st day of December, 2003, is between NightHawk Systems, Inc., a Nevada Corporation, with its address at 8200 East Pacific Place, Denver Colorado, (the "Borrower") and H. Douglas Saathoff of 25106
Callaway,  San  Antonio,  Texas  78258  (the  "Lender").

In consideration of the premises, representations and warranties contained herein, and for other good and valuable consideration, the Borrower and Lender agree as follows:

1.     LOAN  TERMS
Borrower hereby promises to pay to the order of Lender the principal sum of NINE THOUSAND AND NO/100 DOLLARS ($9,000.00) at San Antonio, Texas, or such other place as the holder hereof may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, together with interest on the unpaid principal balance hereof at the rate provided herein from the date of this Note until payment in full of the indebtedness evidenced by this Note. This Note shall be due and payable in one lump sum on or before JANUARY 31, 2004 ("Maturity Date").

2.     INTEREST  AMOUNT
The Interest for the Loan Amount shall be one and one half percent (1.5%) monthly interest rate unless the principal is paid in full by January 31, 2004. If the principal amount of the Note is paid in full by January 31, 2004 no interest shall be charged to Borrower.

3.     AGREEMENT  TO  REPAY
Borrower agrees to repay the Lender his Loan Amount and Interest upon receipt of the payments for the invoices identified in Paragraph 4, below, but no later than January 31, 2004.

4.     SECURITY  INTEREST
In order to secure the payment and performance of all the obligations of Borrower to Lender, Borrower hereby grants to Lender a security interest in and lien upon all of Borrower's right title and interest in the following Accounts
Receivable:

Day  Wireless          Invoice  #  1535300     in  the  amount  of:  $6,213.00
Mercury  OnLine  Solutions     Invoice # 1535316     in the amount of: $4,345.99
Mercury  OnLine  Solutions     Invoice # 1535320     in the amount of: $6,547.02

5.     TERM
This Agreement shall become effective on the date hereof and shall continue in full force and effect for a period of two (2) months from the date hereof and will be automatically renewed for a like period unless previously terminated by Borrower's payment to Lender of the Loan Amount and Interest.

AGREED  TO  BY:



/s/  Max  Polinsky
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Max  Polinsky
Chairman  of  the  Board  of  Directors,  NightHawk  Systems,  Inc.